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                                                                      Exhibit 11





                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the use of our report dated October 24, 1997, and to all references to our Firm included in or made part of this Registration Statement on Form N-1A of the Harris Associates Investment Trust (comprising The Oakmark Fund, The Oakmark Select Fund, The Oakmark Small Cap Fund, The Oakmark Equity and Income Fund, The Oakmark International Fund, and The Oakmark International Small Cap Fund).



/s/ Arthur Anderson LLP

Chicago, Illinois
November 24, 1997